EXHIBIT 99.7

Important Tax Information Regarding Backup Withholding

Under the United States federal income tax laws, dividend payments that may be made by Rave Restaurant Group, Inc. (the “Company”) on shares of its Common Stock, par value $0.01, issued upon the exercise of non-transferable subscription rights (the “Rights”), may be subject to backup withholding. Generally such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number (“TIN”) and certifies that the number provided is correct and further certifies that such holder is not subject to backup withholding as a result of a failure to report all interest or dividend income in the past. Each Rights holder that exercises Rights and wants to avoid backup withholding should provide the Subscription Agent, as the Company's agent in respect of exercised Rights, with such holder's correct taxpayer identification number (or with a certification that such holder is awaiting a taxpayer identification number) and with a certification that such holder is not subject to backup withholding by completing Substitute Form W-9 below.

Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements may be obtained from the Subscription Agent. Exempt holders, while not required to file Substitute Form W-9, should file Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold up to 30% of any such dividend payments made to a stockholder or other payee. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of the person's tax liability, and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

To prevent backup withholding on dividend payments, a Rights holder that exercises Rights is required to notify the Subscription Agent of such holder’s correct TIN by completing the Substitute Form W-9 below and certifying on Substitute Form W-9 that the TIN provided is correct (or that such Rights holder is awaiting a TIN). In addition, the holder is required to certify on Substitute Form W-9 that it is (i) exempt from backup withholding, or (ii) not subject to backup withholding due to prior under reporting of interest or dividend income, or (iii) the Internal Revenue Service (the “IRS”) has notified it that it is no longer subject to backup withholding.

What Number to Give the Subscription Agent

The Rights holder that exercises Rights is required to give the Subscription Agent the TIN of the record owner of the shares of Common Stock issued upon the exercise of the Rights. If such record owner is an individual, the TIN is the taxpayer’s social security number. For most other entities, the TIN is the employer identification number. If the shares of Common Stock issued upon the exercise of the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidelines on what number to report. If the Subscription Agent is not provided with the correct taxpayer identification number in connection with such payments, the holder may be subject to a penalty imposed by the IRS.

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SUBSTITUTE FORM W-9
Payer’s Request for Taxpayer Identification Number (TIN)

PAYERS NAME: [_______________________________________________________________]

Part 1 – PLEASE PROVIDE YOUR TIN AND CERTIFY BY SIGNING AND DATING BELOW	____________________________ Social Security Number or Employer ID Number

Part 2 – Certification – under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete. [_]

Part 3 – Awaiting TIN [_]
Part 4 – For Payee Exempt from Backup Withholding [_]

Please fill in your name and address below.

______________________________________________________
Name

______________________________________________________
Address (number and street)

______________________________________________________
City, State and Zip Code

Certificate Instructions – You must cross out Item (2) in Part 2 above if you have been notified by the IRS that your are currently subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out Item (2). If you are exempt from backup withholding, check the box in part 4 above.

Signature_________________________________________________ Date _____________________, 2017

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN

BACKUP WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU.
PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECK
THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER.

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 30% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature_________________________________________________ Date _____________________, 2017

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer - Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of Account:	Give the SOCIAL SECURITY number of —	For this type of Account:	Give the EMPLOYER IDENTIFICATION number of —

1.       Individual

2.       Two or more individuals (joint account)

3.       Husband and wife (joint account)

4.       Custodian account of a minor (Uniform Gift to Minors Act)

5.       Adult and minor (joint account)

6.       Account in the name of guardian or committee for a designated ward, minor, or incompetent person

7.       a. The usual revocable savings trust account (grantor is also trustee)

b. So-called trust account that is not a legal or valid trust under State law

The individual

The actual owner of the account or, if combined funds, any one of the individuals (1)

The actual owner of the account or, if joint funds, either person (1)

The minor (2)

The adult or, if the minor is the only contributor, the minor (1)

The ward, minor or incompetent person (3)

The grantor-trustee (1)

The actual owner (1)

8.       Sole proprietorship account

9.       A valid trust, estate, or pension trust

10.    Corporate

11.    Association, club, religious, charitable, educational or other tax-exempt organization

12.    Partnership

13.    A broker or registered nominee

14.    Account with the Department of Agriculture in the name of a public entity (such as a State or local government school district, or prison) that receives agricultural program payments

The owner (4) Legal entity (5) The corporation The organization The partnership The broker or nominee The public entity

(1) List all names first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Provide the name of the owner. You may also enter your business or "doing business as" name. You may use either your Social Security Number or Taxpayer Identification Number (if you have one).

(5) List all names first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

• A corporation.

• A financial institution.

•  An organization exempt from tax under Section 501 (a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

• The United States or any agency or instrumentality thereof.

•  A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•  An international organization or any agency, or instrumentality thereof.

• A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

• A real estate investment trust.

• A common trust fund operated by a bank under Section 584(a) of the Code.

• An exempt charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1) of the Code.

• An entity registered at all times under the Investment Company Act of 1940.

• A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

• Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

•  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

• Payments of patronage dividends where the amount received is not paid in money.

• Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

•  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to payer.

•  Payments of tax-exempt interest (including exempt interest dividends under Section 852)

• Payments described in Section 6049(b) (5) to non-resident aliens.

• Payments on tax-free covenant bonds under Section 1451.

• Payments made by certain foreign organizations.

• Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045, and 6050A of the Code.

Privacy Act Notice – Section 6109 of the Code requires most recipients of dividends, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers may be required to withhold 30% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number - If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding - If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty For Falsifying Information - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of TINs - If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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